Exhibit 24

POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BARBARA NOVAK, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date
/s/ Charles G. McClure	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	November 6, 2009
Charles G. McClure, Jr.

/s/ Joseph B. Anderson	Director	November 6, 2009
Joseph B. Anderson, Jr.

/s/ Rhonda L. Brooks	Director	November 6, 2009
Rhonda L. Brooks

/s/ David W. Devonshire	Director	November 6, 2009
David W. Devonshire

/s/ Ivor J. Evans	Director	November 6, 2009
Ivor J. Evans

/s/ Victoria B. Jackson	Director	November 6, 2009
Victoria B. Jackson

/s/ James E. Marley	Director	November 6, 2009
James E. Marley

/s/ William R. Newlin	Director	November 6, 2009
William R. Newlin

/s/ Steven G. Rothmeier	Director	November 6, 2009
Steven G. Rothmeier

/s/ Jeffrey A. Craig	Senior Vice President and Chief Financial Officer (principal financial officer)	November 6, 2009
Jeffrey A. Craig

/s/ Daniel R. Hopgood	Controller (principal accounting officer)	November 6, 2009
Daniel R. Hopgood